SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2017

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1‑08323 (Commission File Number)	06‑1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
 (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

 (860) 226-6000

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on May 11, 2017, the Delaware Court of Chancery (the "Chancery Court") denied the motion filed by Anthem, Inc. ("Anthem") to enjoin Cigna Corporation ("Cigna") from terminating the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 23, 2015, by and among Cigna, Anthem and a direct wholly owned subsidiary of Anthem.  The Chancery Court stayed its ruling pending Anthem's determination as to whether to seek an appeal and directed Anthem to inform it by noon on May 15, 2017 whether it intends to appeal the ruling.

Anthem has since notified Cigna and the Chancery Court that it does not intend to appeal the Chancery Court's decision.  As a result, the Merger Agreement has been terminated.  Cigna seeks prompt payment of the $1.85 billion reverse termination fee and will pursue its claims for additional damages against Anthem.

Item 7.01	Regulation FD Disclosure.

On May 12, 2017, Cigna issued a press release in connection with these actions, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated May 12, 2017.

            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: May 12, 2017	By:	/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President
and General Counsel